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                                                                  EXHIBIT 3.3(d)




                                                      STATE OF DELAWARE
                                                     SECRETARY OF STATE
                                                  DIVISION OF CORPORATIONS
                                                  FILED 04:30 PM 10/08/1998
                                                    981391702 -- 2612001



                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER, dated as of August 31, 1998 (the "Agreement"), between TELEX COMMUNICATIONS INTERNATIONAL, LTD., a Delaware corporation "TCI") and EVI AUDIO INTERNATIONAL HOLDING CORPORATION, INC., a Delaware corporation ("EVI").

         WHEREAS, the Board of Directors of each of TCI and EVI (each, a "Constituent Corporation" and collectively, the "Constituent Corporations") has adopted resolutions approving this Agreement and authorizing the merger (the "Merger") of EVI into TCI, with TCI as the surviving corporation, pursuant to
Section 251 of the General Corporation Law of the State of Delaware (the "DGCL") in a transaction that would qualify as a "reorganization" within the meaning of
Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), and upon the terms and subject to the conditions set forth herein, and has directed that this Agreement and the Merger be submitted to the stockholders of such Constituent Corporations for adoption to the extent required by law; and

         WHEREAS, Telex Communications, Inc., a Delaware corporation ("Telex"), as the sole stockholder of each of EVI and TCI, has adopted and approved this Agreement by written consent pursuant to Sections 228 and 251(c) of the DGCL;

         NOW THEREFORE, EVI and TCI hereby agree as follows:


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                                    ARTICLE I

                                   THE MERGER

         1.1 Constituent Corporations, Surviving Corporation. EVI and TCI shall be the constituent corporations to the Merger. Subject to the terms and provisions of this Agreement, upon the filing of this Agreement with the Secretary of State of the State of Delaware, in accordance with Sections 251(c) and 103 of the DGCL (the time of such filing being referred to herein as the "Effective Time"), EVI shall be merged into TCI and TCI shall be the surviving corporation of the Merger (the "Surviving Corporation"). At and after the Effective Time, the name, identity, existence, and all of the rights, privileges, powers, franchises, properties (real, personal or mixed) and assets of TCI, subject to all of the debts, liabilities and duties of TCI shall continue unaffected and unimpaired by the Merger. At the Effective Time, the identity and separate existence of EVI shall cease, and at such time and thereafter, all of the rights, privileges, powers and franchises, properties (real, personal or mixed) and assets of EVI shall be vested in the Surviving Corporation, which shall thenceforth be responsible for all debts, liabilities and duties of each such Constituent Corporation, all in accordance with the DGCL.

         1.2 Certificate of Incorporation; Bylaws. At the Effective Time, the Certificate of Incorporation and Bylaws of TCI, as in effect immediately prior to the Effective Time, shall thereafter continue in full force and effect as the Certificate of


                                       2


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         IN WITNESS WHEREOF, each of EVI and TCI, pursuant to the approval and authority duly given by resolutions adopted by their respective Board of Directors, has caused this Agreement to be executed by a duly authorized officer thereof as of the date first above written.

                                         TELEX COMMUNICATIONS
                                         INTERNATIONAL, LTD.


                                         By /s/ JOHN A. PALLESCHI
                                            ------------------------------------
                                            Name: John A. Palleschi
                                            Title: Vice President and Secretary


                                         EVI AUDIO INTERNATIONAL
                                         HOLDING CORPORATION, INC.

                                         By /s/ CHRISTINE K. VANDEN BEUKEL
                                            ------------------------------------
                                            Name: Christine K. Vanden Beukel
                                            Title: Vice President and Secretary




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                             SECRETARY'S CERTIFICATE
                    TELEX COMMUNICATIONS INTERNATIONAL, LTD.


         I, John A. Palleschi, Secretary of Telex Communications International, Ltd., a Delaware corporation (the "Corporation"), hereby certify that the Agreement and Plan of Merger to which this Certificate is attached (the "Merger Agreement"), after have been first duly adopted pursuant to Section 228 of Title 8 of the Delaware Code by the written consent of the sole stockholder, holding one hundred (100) shares of the capital stock of the Corporation, same being all of the shares issued and outstanding having voting power, was duly signed on behalf of each of the Corporation and EVI Audio International Holding Corporation, Inc., a Delaware corporation, which Merger Agreement was thereby adopted as the act of said sole stockholder of the Corporation and the duly adopted agreement and act of the Corporation.

WITNESS my hand on this 31st day of August 1998.


                                            /s/ JOHN A. PALLESCHI
                                            ------------------------------------
                                            Name:  John A. Palleschi
                                            Title: Secretary
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                             SECRETARY'S CERTIFICATE
                EVI AUDIO INTERNATIONAL HOLDING CORPORATION, INC.


         I, Christine K. Vanden Beukel, Secretary of EVI Audio International Holding Corporation, Inc., a Delaware corporation (the "Corporation"), hereby certify that the Agreement and Plan of Merger to which this Certificate is attached (the "Merger Agreement"), after have been first duly adopted pursuant to Section 228 of Title 8 of the Delaware Code by the written consent of the sole stockholder, holding one hundred (100) shares of the capital stock of the Corporation, same being all of the shares issued and outstanding having voting power, was duly signed on behalf of each of the Corporation and Telex Communications International, Ltd., a Delaware corporation, which Merger Agreement was thereby adopted as the act of said sole stockholder of the Corporation and the duly adopted agreement and act of the Corporation.



WITNESS my hand on this 31st day of August 1998.


                                    /s/ CHRISTINE K. VANDEN BEUKEL
                                    ------------------------------
                                    Name: Christine K. Vanden Beukel
                                    Title: VP & Secretary